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                                                                    EXHIBIT 10.2


                             GMP AMENDMENT NUMBER 8

     This Separate GMP Amendment is executed this 29th day of June, 2006, by GAYLORD NATIONAL, LLC ("Owner") and PERINI TOMPKINS JOINT VENTURE ("Construction Manager") pursuant to the Agreement dated May 9, 2005 ("Agreement") executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.

     1. Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price ("GMP") for the Work to be performed on the Project (including all Work under this GMP Amendment Number 8 and all Work previously authorized pursuant to GMP Amendments shall be $301,671,694 and that the GMP is accounted as follows: (a) the Preconstruction Services equals $350,000, (b) the Construction Manager's Lump Sum General Conditions equals $19,255,989, (c) the Cost of the Work equals $259,820,848, (d) the Construction Manager's Fee equals $9,467,009 (e) Contingency equals $8,331,561, (f) the Phase II General Conditions, Contingency, Fee & Insurance equals $563,063, (g) the Phase II Cost of the Work equals $3,632,667, and (h) the Mock-up Room Cost of Work equals $250,557).

OWNER                                       CONSTRUCTION MANAGER
GAYLORD NATIONAL, LLC                       PERINI TOMPKINS JOINT VENTURE
BY:  GAYLORD HOTELS, LLC SOLE MEMBER

BY:  /s/ Colin V. Reed                      BY:  /s/ Mark Makary
     -------------------------------             ------------------------

TITLE: Chief Executive Officer              TITLE: Principle In Charge